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                                                     Exhibit 23 to Form S-8

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of The Laclede Group, Inc. on Form S-8 of our reports dated November 15, 2001 (November 29, 2001 as to Note 14) and June 14, 2002, appearing in the Annual Report on Form 10-K of The Laclede Group, Inc. for the year ended September 30, 2001 and in the Annual Report on Form 11-K of Employees' Profit Sharing and Salary Deferral Plan of SM&P Utility Resources Inc. for the year ended December 31, 2001, respectively.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
June 28, 2002